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                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated July 5, 1996, relating to the financial statements of Arbuckle Foods Inc., which appear in the Current Reports on Form 8-K, dated July 16, 1996, of U.S. Office Products Company.
We also consent to the reference to us under the heading "Experts" in the Registration Statement.


THORNE LITTLE, Chartered Accountants
Abbotsford, B.C., Canada
January 7, 1997